WARNER BROS. DISCOVERY

Q4 and Full-Year 2023 Earnings Press Release | February 23, 2024

Warner Bros. Discovery, Inc. Reports Fourth Quarter 2023 Earnings Results

After executing against our strategic plan to reposition the company, we are now on solid footing with a clear pathway to growth. We generated $6.2 billion in free cash flow and paid down $5.4 billion in debt in 2023, which puts us at 3.9x net leverage. We have an attack plan for 2024 that includes the roll-out of Max in key international markets, a more robust creative pipeline across our film and TV studios, and further progress against our long-range financial goals and are confident in our ability to drive sustained operating momentum and enhanced shareholder value.

– David Zaslav, President & CEO

Q4 Financial Summary & Operational Highlights

- Q4 total revenues were $10,284 million. Revenues decreased 7% ex-FX[1][*] compared to the prior year quarter.
- Net loss available to Warner Bros. Discovery, Inc. was $(400) million, including $1,699 million of pre-tax amortization driven by acquisition-related intangibles and $75 million of pre-tax restructuring expenses.
- Q4 total Adjusted EBITDA[2][*] was $2,471 million. Adjusted EBITDA decreased 5% ex-FX compared to the prior year quarter.
- Cash provided by operating activities increased to $3,578 million. Reported free cash flow[3][*] increased to $3,310 million.
- Repaid $1.2 billion of debt during Q4. Ended the quarter with $4.3 billion of cash on hand, $44.2 billion of gross debt[4][*], and 3.9x net leverage[5][*].
- Global DTC subscribers[6] were 97.7 million at the end of Q4, which included 1.3 million subscribers from our acquisition of BluTV. Global DTC ARPU[7] was $7.94, a 7% ex-FX increase vs. the prior year quarter.
- TNT Sports continued to strengthen its global sports portfolio with a four-year extension of its U.K. Premier League rights[8], as well as signing a seven-year agreement with NASCAR, in the U.S., beginning in 2025[9].
- In Q4, Adult Swim had the largest year-over-year primetime delivery growth in cable among P18-49 and P25-54, led by *Rick and Morty* as cable's #1 comedy[10].

Three Months Ended December 31,	2023	2022	% Change	
$ in millions	Actual	Actual	Actual	Ex-FX[*]
Total revenues	$ 10,284	$ 11,008	(7)%	(7)%
Net loss available to Warner Bros. Discovery, Inc.	(400)	(2,101)	81 %	NM
Adjusted EBITDA[*]	2,471	2,603	(5)%	(5)%
Cash provided by operating activities	3,578	2,846	26 %	
Reported free cash flow[*]	3,310	2,482	33 %	

NM - Not meaningful

Numbers presented in the following materials are on a rounded basis using actual amounts. Minor differences in totals and percentages may exist due to rounding

(*) A non-GAAP financial measure; see the section starting on page 14 titled Definitions & Sources for additional details.

1

WARNER BROS. DISCOVERY
Q4 and Full-Year 2023 Earnings Press Release | February 23, 2024

Studios Segment

Three Months Ended December 31,	2023	2022	% Change	
$ in millions	Actual	Actual	Actual	Ex-FX(*)
Distribution	$ (2)	$ 4	NM	NM
Advertising	4	(3)	NM	NM
Content	2,933	3,631	(19)%	(20)%
Other	238	210	13 %	12 %
Total revenues	3,173	3,842	(17)%	(18)%
Costs of revenues (excluding depreciation & amortization)	1,898	2,547	(25)%	(26)%
Selling, general and administrative	732	527	39 %	38 %
Adjusted EBITDA	$ 543	$ 768	(29)%	(30)%

NM - Not meaningful
(*) A non-GAAP financial measure; see the section starting on page 14 titled Definitions & Sources for additional details.

Q4 2023 Highlights

- Studios revenues decreased 18% ex-FX to $3,173 million compared to the prior year quarter.
  - Content revenue decreased 20% ex-FX.
    - TV revenue declined significantly primarily due to the impact of the WGA and SAG-AFTRA strikes and certain large licensing deals in the prior year.
    - Theatrical revenue increased due to the larger release slate in the current year quarter (*Wonka, Aquaman and the Lost Kingdom,* and *The Color Purple*).
    - Games revenue increased meaningfully due to the continued performance of *Hogwarts Legacy*, including the Q4 launch on the Nintendo Switch.
  - Other revenue increased 12% ex-FX, due to the Q2 opening of Warner Bros. Studio Tour Tokyo, partially offset by the impact of the WGA and SAG-AFTRA strikes on studio production services.
- Studios operating expenses decreased 15% ex-FX to $2,630 million compared to the prior year quarter.
  - Costs of revenues decreased 26% ex-FX, primarily driven by lower TV content expense, including strike-related impacts, partially offset by higher games content expense.
  - SG&A expenses increased 38% ex-FX, primarily driven by higher theatrical marketing expense due to the larger release slate.
- Studios Adjusted EBITDA decreased 30% ex-FX to $543 million compared to the prior year quarter.



Wonka
Warner Bros.



The Color Purple
Warner Bros.



Aquaman and the Lost Kingdom
DC & Warner Bros.

2

WARNER BROS. DISCOVERY
Q4 and Full-Year 2023 Earnings Press Release | February 23, 2024

Networks Segment

tbs | CNN | HGTV | food network | Discovery | TNT | tvn | TLC | EUROSPORT

Three Months Ended December 31,

$ in millions	2023 Actual	2022 Actual	% Change Actual	% Change Ex-FX[*]
Distribution	$ 2,752	$ 2,874	(4)%	(3)%
Advertising	1,948	2,226	(12)%	(14)%
Content	261	307	(15)%	(16)%
Other	76	112	(32)%	(34)%
Total revenues	5,037	5,519	(9)%	(8)%
Costs of revenues (excluding depreciation & amortization)	2,099	2,278	(8)%	(7)%
Selling, general and administrative	730	763	(4)%	(4)%
Adjusted EBITDA	$ 2,208	$ 2,478	(11)%	(11)%

(*) A non-GAAP financial measure; see the section starting on page 14 titled Definitions & Sources for additional details.

Q4 2023 Highlights

- Networks revenues decreased 8% ex-FX to $5,037 million compared to the prior year quarter. The AT&T SportsNet business exit negatively impacted the year-over-year growth rate by approximately 100 bps[11][*].
  - Distribution revenue decreased 3% ex-FX, primarily driven by declines in U.S. pay-TV subscribers, exiting the AT&T SportsNet business, and the transfer of TNT Sports Chile from Networks to DTC, partially offset by increases in U.S. contractual affiliate rates and inflationary impacts in Argentina. The AT&T SportsNet exit negatively impacted the year-over-year growth rate by approximately 300 bps.
  - Advertising revenue decreased 14% ex-FX, primarily driven by audience declines in domestic general entertainment and news networks and soft linear advertising markets mainly in the U.S. and, to a lesser extent, certain international markets, as well as exiting the AT&T SportsNet business. The AT&T SportsNet exit negatively impacted the year-over-year growth rate by approximately 100 bps.
  - Content revenue decreased 16% ex-FX, primarily driven by lower international sports sublicensing, as well as lower third-party and inter-segment content licensing.
  - Other revenue decreased 34% ex-FX.
- Networks operating expenses decreased 7% ex-FX to $2,829 million compared to the prior year quarter. The AT&T SportsNet business exit favorably impacted the year-over-year growth rate by approximately 300 bps[12][*].
  - Costs of revenues decreased 7% ex-FX, primarily driven by lower international sports rights fees, including the transfer of TNT Sports Chile, exiting the AT&T SportsNet business, as well as lower domestic general entertainment content expense, partially offset by the impact of inflation in Argentina.
  - SG&A expenses decreased 4% ex-FX, primarily driven by lower personnel expenses.
- Networks Adjusted EBITDA decreased 11% ex-FX to $2,208 million compared to the prior year quarter.



Beat Bobby Flay Holiday Throwdown
Food Network



Lost Women of Highway 20
ID


INSIDE THE NBA
TNT

Inside The NBA
TNT

3

WARNER BROS. DISCOVERY
Q4 and Full-Year 2023 Earnings Press Release | February 23, 2024

Direct-to-Consumer Segment

HBO max discovery+

Three Months Ended December 31,

$ in millions	2023 Actual	2022 Actual	% Change Actual	% Change Ex-FX(*)
Distribution	$ 2,167	$ 2,084	4 %	4 %
Advertising	186	123	51 %	51 %
Content	171	243	(30)%	(30)%
Other	5	1	NM	NM
Total revenues	2,529	2,451	3 %	3 %
Costs of revenues (excluding depreciation & amortization)	1,983	2,011	(1)%	(2)%
Selling, general and administrative	601	657	(9)%	(8)%
Adjusted EBITDA	$ (55)	$ (217)	75 %	73 %

NM - Not meaningful
(*) A non-GAAP financial measure; see the section starting on page 14 titled Definitions & Sources for additional details.

Q4 2023 Highlights

- Total DTC subscribers[6] were 97.7 million which included 1.3 million subscribers from our acquisition of BluTV. Excluding BluTV and TNT Sports Chile, subscribers increased by 0.5 million vs. the end of Q3. Global DTC ARPU[7] was $7.94, a 7% ex-FX increase from the prior year quarter after adjusting prior periods for the transfer of TNT Sports Chile.
- DTC revenues increased 3% ex-FX to $2,529 million compared to the prior year quarter.
  - Distribution revenue increased 4% ex-FX, primarily attributable to new partnership launches, price increases in the U.S. and certain international markets, favorable mix shifts from wholesale to retail, and the transfer of TNT Sports Chile to DTC from Networks.
  - Advertising revenue increased 51% ex-FX, primarily driven by higher U.S. Max engagement and ad-lite subscriber growth.
  - Content revenue decreased 30%, primarily driven by the timing of third-party licensing.
- DTC operating expenses decreased 3% ex-FX to $2,584 million compared to the prior year quarter.
  - Costs of revenues decreased 2% ex-FX, primarily driven by lower content expense due to fewer premieres in the current year quarter versus the prior year quarter, partially offset by allocated sports costs and the transfer of TNT Sports Chile to DTC from Networks.
  - SG&A decreased 8% ex-FX, primarily driven by more efficient marketing-related spend.
- DTC Adjusted EBITDA was $(55) million, a $162 million year-over-year improvement.

DTC Subscribers

	In millions, except ARPU	Q4 2023	Q3 2023	Q4 2022
Domestic	Total subscribers[6]	52.0	52.6	54.6
Domestic	ARPU[7]	$ 11.65	$ 11.29	$ 10.83
International	Total subscribers[6]	45.6	43.3	42.3
International	ARPU[7]	$ 3.88	$ 3.98	$ 3.45
	Total DTC subscribers[6]	97.7	95.9	96.9
	Global ARPU[7]	$ 7.94	$ 7.88	$ 7.42

Note: Domestic includes the U.S. and Canada. Subscriber counts in the above table are rounded and minor differences in totals may exist.

Additionally, the Company updated the subscriber and ARPU definition in Q4 2023. The figures above reflect the Company's updated definition. Refer to page 15 for more information as well as the Trending Schedule, posted in the "Quarterly Results" section of the Company's investor relations website, for historical subscriber and ARPU metrics recast for the the updated definitions.



Last Week Tonight with John Oliver
HBO



The Gilded Age
HBO

4

• Corporate Adjusted EBITDA loss improved $137 million, primarily driven by lower securitization and personnel expenses. NM - Not meaningful (*) A non-GAAP financial measure; see the section starting on page 14 titled Definitions & Sources for additional details. 2023 2022 % Change $ in millions Actual Actual Actual Ex-FX(*) Adjusted EBITDA $ (314) $ (451) 30% 32 % Three Months Ended December 31, Corporate 5 Inter-segment Eliminations 2023 2022 % Change $ in millions Actual Actual Actual Ex-FX(*) Inter-segment revenue eliminations $ (458) $ (832) 45% 45 % Inter-segment expense eliminations (547) (857) 36% 36 % Adjusted EBITDA $ 89 $ 25 NM NM Three Months Ended December 31, Q4 and Full-Year 2023 Earnings Press Release | February 23, 2024 (*) A non-GAAP financial measure; see the section starting on page 14 titled Definitions & Sources for additional details.

WARNER BROS. DISCOVERY
Q4 and Full-Year 2023 Earnings Press Release | February 23, 2024

Full-year 2023 Consolidated Results

Twelve Months Ended December 31,	2023	2022			% Change		
$ in millions	Actual	Actual	Pro Forma Adjustments	Pro Forma Combined	Actual	Pro Forma Combined (Actual)	Combined (ex-FX)(*)
Studios	$ 12,192	$ 9,731	$ 4,067	$ 13,798	25 %	(12)%	(12)%
Networks	21,244	19,348	3,838	23,186	10 %	(8)%	(8)%
DTC	10,154	7,274	2,419	9,693	40 %	5 %	5 %
Corporate & Eliminations	(2,269)	(2,536)	(1,046)	(3,582)	11 %	37 %	37 %
Total revenues	41,321	33,817	9,278	43,095	22 %	(4)%	(4)%
Net loss available to Warner Bros. Discovery, Inc.	(3,126)	(7,371)	2,012	(5,359)	58 %	42 %	NM
Studios	2,183	1,772	977	2,749	23 %	(21)%	(21)%
Networks	9,063	8,725	1,326	10,051	4 %	(10)%	(9)%
DTC	103	(1,596)	(467)	(2,063)	NM	NM	NM
Corporate & Eliminations	(1,149)	(1,183)	(380)	(1,563)	3 %	26 %	27 %
Adjusted EBITDA(*)	$ 10,200	$ 7,718	$ 1,456	$ 9,174	32 %	11 %	12 %

Pro forma combined results represent the combined results of the Company and the WarnerMedia business as if the Merger had been completed on January 1, 2021. Pro forma adjustments for 2022 represent the WarnerMedia business results for January 1, 2022 through April 8, 2022. Refer to page 16 for more information.
NM - Not meaningful
(*) A non-GAAP financial measure; see the section starting on page 14 titled Definitions & Sources for additional details

- Full-year total revenues decreased 4% ex-FX to $41.3 billion compared to the prior year, on a combined basis[13].
  - Studios revenues decreased 12% ex-FX to $12.2 billion primarily driven by lower TV revenues, which more than offset higher games revenue from the release of *Hogwarts Legacy* and higher theatrical revenue from the release of *Barbie.* TV revenues were adversely impacted by the WGA and SAG-AFTRA strikes and certain large licensing deals in the prior year.
  - Networks revenues decreased 8% ex-FX to $21.2 billion as both advertising and distribution revenues declined. Advertising revenue decreased primarily due to audience declines in domestic general entertainment and news networks as well as a soft advertising market in the U.S., and in certain international markets. Distribution revenue decreased primarily due to U.S. subscriber declines, partially offset by contractual affiliate rate increases in the U.S. Additionally, the prior year broadcast of the Olympics in Europe negatively impacted content revenues on a year-over-year basis.
  - DTC revenues increased 5% ex-FX to $10.2 billion driven by growth across all revenue streams. Advertising revenue grew primarily due to higher U.S. Max engagement and ad-lite subscriber growth. Distribution revenue grew primarily due to new partnership launches, as well as price increases in the U.S. and most international markets, partially offset by U.S. wholesale declines. Content revenue growth was driven by higher volume of licensing deals in the current year.

- Net loss available to Warner Bros. Discovery, Inc. was $(3.1) billion, including $6.9 billion of pre-tax amortization driven by acquisition-related intangibles and $0.6 billion of pre-tax restructuring expenses.

- Full-year total Adjusted EBITDA increased 12% ex-FX to $10.2 billion compared to the prior year, on a combined basis.
  - Studios Adjusted EBITDA decreased 21% ex-FX to $2.2 billion as revenue declines, coupled with higher marketing expense driven by the larger theatrical release slate and the release of *Hogwarts Legacy,* were partially offset by lower TV content expense, commensurate with lower revenues.
  - Networks Adjusted EBITDA decreased 9% ex-FX to $9.1 billion as revenue declines were partially offset by lower sports content expense, including the prior year broadcast of the Olympics in Europe and the exit from the AT&T SportsNet business in the U.S., lower domestic general entertainment and news content expense, as well as lower marketing and personnel expenses.
  - DTC Adjusted EBITDA was $0.1 billion, a $2.2 billion year-over-year improvement, driven by growth across all revenue streams, as well as more efficient marketing spend and lower content expense.

6

WARNER BROS. DISCOVERY
Q4 and Full-Year 2023 Earnings Press Release | February 23, 2024

Leverage & Liquidity

Full-year 2023 Leverage Highlights

- Ended 2023 with $4.3 billion of cash on hand, $44.2 billion of gross debt(*), and 3.9x net leverage(*).
- In Q4 2023, the Company repaid $1.2 billion of debt, bringing the total debt repaid in 2023 to $5.4 billion.
- As of December 31, 2023, the average duration of the Company's outstanding debt was 15.0 years with an average cost of 4.6%.
- The Company maintains an undrawn $6.0 billion revolving credit facility.

Reported Free Cash Flow

	Reported Financial Results					
	Three months ended December 31,			Twelve months ended December 31,		
$ in millions	2023	2022	% Change	2023	2022	% Change
Cash provided by operating activities	$ 3,578	$ 2,846	26 %	$ 7,477	$ 4,304	74 %
Purchases of property and equipment	(268)	(364)	26 %	(1,316)	(987)	(33)%
Reported free cash flow(*)	$ 3,310	$ 2,482	33 %	$ 6,161	$ 3,317	86 %

The above free cash flow reconciliation shows "as reported" financials, which represent the combined Company's financial results since the closing of the Merger with the WarnerMedia business on April 8, 2022. 2023 cash provided by operating activities and reported free cash flow for the twelve months ended December 31, 2023 are not directly comparable to cash provided by operating activities and free cash flow for the twelve months ended December 31, 2022. Financials for the twelve months ended December 31, 2022 include Discovery, Inc. results from January 1, 2022 through December 31, 2022 and the WarnerMedia business results from April 9, 2022 through December 31, 2022.
(*) A non-GAAP financial measure; see the section starting on page 14 titled Definitions & Sources for additional details.

Q4 2023 & Full-year 2023 Free Cash Flow Highlights

- Q4 2023 cash provided by operating activities increased to $3,578 million from $2,846 million in the prior year quarter. Reported free cash flow increased to $3,310 million from $2,482 million primarily attributable to lower content spend driven by a more disciplined approach to content investment and the impact from the WGA and SAG-AFTRA strikes, as well as on-going working capital improvement initiatives, partially offset by lower operating profits.
- Full-year 2023 cash provided by operating activities increased to $7,477 million from $4,304 million in the prior year. Reported free cash flow increased to $6,161 million from $3,317 million primarily attributable to higher operating profits combined with working capital improvements, in addition to lower content spend driven by a more disciplined approach to content investment and the impact from the WGA and SAG-AFTRA strikes.
- As of December 31, 2023, the Company had $5,200 million drawn on its revolving receivables program, which was relatively unchanged from Q3, and a $166 million decrease year-over-year.

7

Cautionary Statement Concerning Forward-Looking Statements Information set forth in this communication contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties and on information available to Warner Bros. Discovery as of the date hereof. The Company’s actual results could differ materially from those stated or implied due to risks and uncertainties associated with its business, which include the risk factors disclosed in the Company's filings with the U.S. Securities and Exchange Commission, including but not limited to the Company’s most recent Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements include, without limitation, statements regarding future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Warner Bros. Discovery expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. 8 2024 Outlook(14) Warner Bros. Discovery, Inc. ("Warner Bros. Discovery", the "Company", "we", "us", or "our" ) may provide forward-looking commentary in connection with this earnings announcement on its quarterly earnings conference call. Details on how to access the audio webcast are included below. Q4 2023 Earnings Conference Call Information Warner Bros. Discovery will host a conference call today, February 23, 2024 at 8:00 a.m. ET, to discuss its fourth quarter 2023 financial results. To access the webcast of the earnings call, please visit the Investor Relations section of the Company's website at www.wbd.com. About Warner Bros. Discovery Warner Bros. Discovery (NASDAQ: WBD) is a leading global media and entertainment company that creates and distributes the world’s most differentiated and complete portfolio of content and brands across television, film and streaming. Available in more than 220 countries and territories and 50 languages, Warner Bros. Discovery inspires, informs and entertains audiences worldwide through its iconic brands and products including: Discovery Channel, Max, discovery+, CNN, DC, Eurosport, HBO, HGTV, Food Network, OWN, Investigation Discovery, TLC, Magnolia Network, TNT, TBS, truTV, Travel Channel, MotorTrend, Animal Planet, Science Channel, Warner Bros. Motion Picture Group, Warner Bros. Television Group, Warner Bros. Pictures Animation, Warner Bros. Games, New Line Cinema, Cartoon Network, Adult Swim, Turner Classic Movies, Discovery en Español, Hogar de HGTV and others. For more information, please visit www.wbd.com. Non-GAAP Financial Measures In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this communication may also contain certain non-GAAP financial measures, identified with an "(*)". Reconciliations between the non-GAAP financial measures and the closest GAAP financial measures are available in the financial schedules in this release and in the "Quarterly Results" section of the Warner Bros. Discovery, Inc. investor relations website at: https://ir.wbd.com. Contacts Media Investor Relations Laura Watson Andrew Slabin Peter Lee Gabriele Cattoni (747) 288-5397 (212) 548-5544 (212) 548-5907 (212) 752-8744 laura.watson@wbd.com andrew.slabin@wbd.com peter.lee@wbd.com gabriele.cattoni@wbd.com Q4 and Full-Year 2023 Earnings Press Release | February 23, 2024

WARNER BROS. DISCOVERY
Q4 and Full-Year 2023 Earnings Press Release | February 23, 2024

Warner Bros. Discovery, Inc.
Consolidated Statements of Operations

	Actual Financial Results			
	Three Months Ended December 31,		Twelve Months Ended December 31,	
Unaudited; in millions, except per share amounts	2023	2022	2023	2022
Distribution	$ 4,913	$ 4,962	$ 20,237	$ 16,142
Advertising	2,087	2,285	8,700	8,524
Content	2,963	3,442	11,203	8,360
Other	321	319	1,181	791
Total revenues	**10,284**	**11,008**	**41,321**	**33,817**
Costs of revenues, excluding depreciation and amortization	5,896	6,954	24,526	20,442
Selling, general and administrative	2,455	2,511	9,696	9,678
Depreciation and amortization	2,024	2,169	7,985	7,193
Restructuring and other charges	75	1,198	585	3,757
Impairments and loss on dispositions	16	70	77	117
Total costs and expenses	**10,466**	**12,902**	**42,869**	**41,187**
Operating (loss) income	(182)	(1,894)	(1,548)	(7,370)
Interest expense, net	(502)	(558)	(2,221)	(1,777)
Loss from equity investees, net	(9)	(25)	(82)	(160)
Other (expense) income, net	80	(64)	(12)	347
Loss before income taxes	**(613)**	**(2,541)**	**(3,863)**	**(8,960)**
Income tax benefit	221	462	784	1,663
Net loss	**(392)**	**(2,079)**	**(3,079)**	**(7,297)**
Net income attributable to noncontrolling interests	(6)	(24)	(38)	(68)
Net income attributable to redeemable noncontrolling interests	(2)	2	(9)	(6)
Net loss available to Warner Bros. Discovery, Inc.	**$ (400)**	**$ (2,101)**	**$ (3,126)**	**$ (7,371)**
Net loss per share allocated to Warner Bros. Discovery, Inc. Series A common stockholders:				
Basic	$ (0.16)	$ (0.86)	$ (1.28)	$ (3.82)
Diluted	$ (0.16)	$ (0.86)	$ (1.28)	$ (3.82)
Weighted average shares outstanding:				
Basic	2,439	2,429	2,436	1,940
Diluted	2,439	2,429	2,436	1,940

The above income statement shows "actual" financials, which represent the Company's financial results since the closing of the Merger with the WarnerMedia business on April 8, 2022. Financials for the twelve months ended December 31, 2022 include Discovery, Inc. results from January 1, 2022 through December 31, 2022 and the WarnerMedia business results from April 9, 2022 through December 31, 2022.

9

WARNER BROS. DISCOVERY
Q4 and Full-Year 2023 Earnings Press Release | February 23, 2024

Warner Bros. Discovery, Inc.
Consolidated Balance Sheets

Unaudited; in millions, except par value	Actual Financial Results December 31, 2023	Actual Financial Results December 31, 2022
ASSETS		
Current assets:		
Cash and cash equivalents	$ 3,780	$ 3,731
Receivables, net	6,047	6,380
Prepaid expenses and other current assets	4,391	3,888
Total current assets	**14,218**	**13,999**
Film and television content rights and games	21,229	26,652
Property and equipment, net	5,957	5,301
Goodwill	34,969	34,438
Intangible assets, net	38,285	44,982
Other noncurrent assets	8,099	8,629
Total assets	**$ 122,757**	**$ 134,001**
LIABILITIES AND EQUITY		
Current liabilities:		
Accounts payable	$ 1,260	$ 1,454
Accrued liabilities	10,368	11,504
Deferred revenues	1,924	1,694
Current portion of debt	1,780	365
Total current liabilities	**15,332**	**15,017**
Noncurrent portion of debt	41,889	48,634
Deferred income taxes	8,736	11,014
Other noncurrent liabilities	10,328	10,669
Total liabilities	**76,285**	**85,334**
Commitments and contingencies		
Redeemable noncontrolling interests	165	318
Warner Bros. Discovery, Inc. stockholders' equity:		
Series A common stock: $0.01 par value; 10,800 and 10,800 shares authorized; 2,669 and 2,660 shares issued; and 2,439 and 2,430 shares outstanding	27	27
Preferred stock: $0.01 par value; 1,200 and 1,200 shares authorized, 0 shares issued and outstanding	—	—
Additional paid-in capital	55,112	54,630
Treasury stock, at cost: 230 and 230 shares	(8,244)	(8,244)
(Accumulated deficit) retained earnings	(928)	2,205
Accumulated other comprehensive loss	(741)	(1,523)
Total Warner Bros. Discovery, Inc. stockholders' equity	**45,226**	**47,095**
Noncontrolling interests	1,081	1,254
Total equity	**46,307**	**48,349**
Total liabilities and equity	**$ 122,757**	**$ 134,001**

The above balance sheet shows "actual" financials, which represent the combined Company's financial results since the closing of the Merger with the WarnerMedia business on April 8, 2022. Financials for the twelve months ended December 31, 2022 include Discovery, Inc. results for January 1 - December 31, 2022 and WarnerMedia results for April 9 - December 31, 2022.

10

WARNER BROS. DISCOVERY

Q4 and Full-Year 2023 Earnings Press Release | February 23, 2024

Warner Bros. Discovery, Inc.
Consolidated Statements of Cash Flows

Unaudited; in millions	Actual Financial Results Twelve Months Ended December 31, 2023	2022
Operating Activities		
Net loss	$ (3,079)	$ (7,297)
Adjustments to reconcile net income to cash provided by operating activities:		
Content rights amortization and impairment	16,024	14,161
Content restructuring impairments and write-offs	115	2,808
Depreciation and amortization	7,985	7,193
Deferred income taxes	(2,344)	(2,842)
Preferred stock conversion premium	—	789
Equity in losses of equity method investee companies and cash distributions	157	211
Share-based compensation expense	500	412
Impairments and loss on dispositions	—	116
Gain from derivative instruments, net	(151)	(501)
Gain on sale of investments	—	(199)
Other, net	259	435
Changes in operating assets and liabilities, net of acquisitions and dispositions:		
Receivables, net	312	181
Film and television content rights, games and payables, net	(12,305)	(12,562)
Accounts payable, accrued liabilities, deferred revenues and other noncurrent liabilities	(820)	1,529
Foreign currency, prepaid expenses and other assets, net	824	(130)
Cash provided by operating activities	7,477	4,304
Investing Activities		
Purchases of property and equipment	(1,316)	(987)
Cash (used for) acquired from business acquisitions and working capital settlement	(50)	3,612
Proceeds from sales and maturities of investments	—	306
Investments in and advances to equity investments	(112)	(168)
Proceeds from derivative instruments, net	121	752
Other investing activities, net	98	9
Cash (used in) provided by investing activities	(1,259)	3,524
Financing Activities		
Principal repayments of term loans	(4,000)	(6,000)
Principal repayments of debt, including premiums to par value and discount payment	(2,860)	(1,315)
Borrowings from debt, net of discount and issuance costs	1,496	—
Repayments under revolving credit facility	(1,350)	(125)
Borrowings under revolving credit facility	1,350	125
Distributions to noncontrolling interests and redeemable noncontrolling interests	(301)	(300)
Purchase of redeemable noncontrolling interests	(49)	—
Borrowings under commercial paper program	3,857	2,268
Repayments under commercial paper program	(3,864)	(2,270)
Other financing activities, net	(116)	(125)
Cash used in financing activities	(5,837)	(7,742)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	8	(61)
Net change in cash, cash equivalents, and restricted cash	389	25
Cash, cash equivalents, and restricted cash, beginning of period	3,930	3,905
Cash, cash equivalents, and restricted cash, end of period	**$ 4,319**	**$ 3,930**

The above statement of cash flows shows "actual" financials, which represent the combined Company's financial results since the closing of the Merger with the WarnerMedia business on April 8, 2022. Financials for the twelve months ended December 31, 2022 include Discovery, Inc. results for January 1 - December 31, 2022 and WarnerMedia results for April 9 - December 31, 2022.

11

WARNER BROS. DISCOVERY
Q4 and Full-Year 2023 Earnings Press Release | February 23, 2024

Networks Segment: Reconciliation of AT&T SportsNet Business Exit

Networks Segment Revenues

Three Months Ended December 31,	2023		2022		% Change	
$ in millions		Actual		Actual	Actual	Ex-FX(*)
Total revenues	$	5,037	$	5,519	(9)%	(8)%
AT&T SportsNet revenues		12		89	(87)%	(87)%
Total revenues excluding AT&T SportsNet(*)	$	5,025	$	5,430	(7)%	(7)%

Three Months Ended December 31,	2023		2022		% Change	
$ in millions		Actual		Actual	Actual	Ex-FX(*)
Distribution revenues	$	2,752	$	2,874	(4)%	(3)%
AT&T SportsNet distribution revenues		10		73	(86)%	(86)%
Total distribution revenues excluding AT&T SportsNet(*)	$	2,742	$	2,801	(2)%	— %

Three Months Ended December 31,	2023		2022		% Change	
$ in millions		Actual		Actual	Actual	Ex-FX(*)
Advertising revenues	$	1,948	$	2,226	(12)%	(14)%
AT&T SportsNet advertising revenues		—		15	NM	NM
Total advertising revenues excluding AT&T SportsNet(*)	$	1,948	$	2,211	(12)%	(13)%

Networks Segment Operating Expenses

Three Months Ended December 31,	2023		2022		% Change	
$ in millions		Actual		Actual	Actual	Ex-FX(*)
Total operating expenses	$	2,829	$	3,041	(7)%	(7)%
AT&T SportsNet operating expenses		3		79	(96)%	(96)%
Total operating expenses excluding AT&T SportsNet(*)	$	2,826	$	2,962	(5)%	(4)%

NM - Not meaningful
(*) A non-GAAP financial measure; see the section starting on page 14 titled Definitions & Sources for additional details

12

WARNER BROS. DISCOVERY
Q4 and Full-Year 2023 Earnings Press Release | February 23, 2024

Reconciliation of Net (Loss) Income to Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization

	Actual Financial Results			
	Three Months Ended December 31,		Twelve Months Ended December 31,	
Unaudited; in millions	2023	2022	2023	2022
Net loss available to Warner Bros. Discovery, Inc.	**$ (400)**	**$ (2,101)**	**$ (3,126)**	**$ (7,371)**
Net income attributable to redeemable noncontrolling interests	2	(2)	9	6
Net income attributable to noncontrolling interests	6	24	38	68
Income tax benefit	(221)	(462)	(784)	(1,663)
Loss before income taxes	**(613)**	**(2,541)**	**(3,863)**	**(8,960)**
Other expense (income), net	(80)	64	12	(347)
Loss from equity investees, net	9	25	82	160
Interest expense, net	502	558	2,221	1,777
Operating income (loss)	**(182)**	**(1,894)**	**(1,548)**	**(7,370)**
Depreciation and amortization	2,024	2,169	7,985	7,193
Amortization of fair value step-up for content	387	901	2,373	2,416
Restructuring and other charges	75	1,198	585	3,757
Employee share-based compensation	107	93	488	410
Transaction and integration costs	37	66	162	1,195
Impairments and loss on dispositions	16	70	77	117
Amortization of capitalized interest for content	12	—	46	—
Facility consolidation costs	(5)	—	32	—
Adjusted EBITDA(*)	**$ 2,471**	**$ 2,603**	**$ 10,200**	**$ 7,718**

The above reconciliation shows "actual" financials, which represent the combined Company's financial results since the closing of the Merger with the WarnerMedia business on April 8, 2022. Financials for the twelve months ended December 31, 2022 include Discovery, Inc. results for April 1 - December 31, 2022 and WarnerMedia results for April 9 - December 31, 2022.

(*) A non-GAAP financial measure; see the section starting on page 14 titled Definitions & Sources for additional details

13

(1) Foreign Exchange Impacting Comparability: The impact of exchange rates on our business is an important factor in understanding period-to-period comparisons of our results. For example, our international revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S. dollar strengthens relative to other foreign currencies. We believe the presentation of results on a constant currency basis ("ex-FX"), in addition to results reported in accordance with U.S. GAAP provides useful information about our operating performance because the presentation ex-FX excludes the effects of foreign currency volatility and highlights our core operating results. The presentation of results on a constant currency basis should be considered in addition to, but not a substitute for, measures of financial performance reported in accordance with U.S. GAAP. The ex-FX change represents the percentage change on a period-over-period basis adjusted for foreign currency impacts. The ex-FX change is calculated as the difference between the current year amounts translated at a baseline rate, which is a spot rate for each of our currencies determined early in the fiscal year as part of our forecasting process (the “2023 Baseline Rate”), and the prior year amounts translated at the same 2023 Baseline Rate. In addition, consistent with the assumption of a constant currency environment, our ex-FX results exclude the impact of our foreign currency hedging activities, as well as realized and unrealized foreign currency transaction gains and losses. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies. (2) Adjusted EBITDA: The Company evaluates the operating performance of its operating segments based on financial measures such as revenues and Adjusted EBITDA. Adjusted EBITDA is defined as operating income excluding: (i) employee share-based compensation, (ii) depreciation and amortization, (iii) restructuring and facility consolidation, (iv) certain impairment charges, (v) gains and losses on business and asset dispositions, (vi) certain inter-segment eliminations, (vii) third-party transaction and integration costs, (viii) amortization of purchase accounting fair value step-up for content, (ix) amortization of capitalized interest for content, and (x) other items impacting comparability. The Company uses this measure to assess the operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance, and allocate resources to each segment. The Company believes Adjusted EBITDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses. The Company excludes employee share-based compensation, restructuring, certain impairment charges, gains and losses on business and asset dispositions, and transaction and integration costs from the calculation of Adjusted EBITDA due to their impact on comparability between periods. Integration costs include transformative system implementations and integrations, such as Enterprise Resource Planning systems, and may take several years to complete. The Company also excludes the depreciation of fixed assets and amortization of intangible assets, amortization of purchase accounting fair value step-up for content, and amortization of capitalized interest for content, as these amounts do not represent cash payments in the current reporting period. Certain corporate expenses and inter-segment eliminations related to production studios are excluded from segment results to enable executive management to evaluate segment performance based upon the decisions of segment executives. Adjusted EBITDA should be considered in addition to, but not a substitute for, operating income, net income, and other measures of financial performance reported in accordance with U.S. GAAP. (3) Free cash flow: The Company defines free cash flow as cash flow from operations less acquisitions of property and equipment. The Company believes free cash flow is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments, and return capital to stockholders. (4) Gross debt: The Company defines gross debt of $44.2 billion as total debt of $44.0 billion, plus finance leases of $265 million. The Company believes this measure is relevant to investors as it is a financial measure frequently used in evaluating a company's financial condition. (5) Net leverage: The Company defines net leverage as the calculation where net debt (gross debt of $44.2 billion, less cash, cash equivalents, and restricted cash of $4.3 billion) is divided by the sum of the most recent four quarters Adjusted EBITDA of $10,200 million. The Company believes this measure is relevant to investors as it is a financial measure frequently used in evaluating a company's financial condition. Please refer to the Trending Schedules and Non-GAAP Reconciliations posted in the "Quarterly Results" section of the Company's investor relations website (https://ir.wbd.com) for the full reconciliation of net leverage. 14 Definitions and Sources for Warner Bros. Discovery, Inc. Q4 and Full-Year 2023 Earnings Press Release | February 23, 2024

(6) Direct-to-Consumer ("DTC") Subscriber: The Company defines a “Core DTC Subscription” as: (i) a retail subscription to discovery+, HBO, HBO Max, Max, or a Premium Sports Product (defined below) for which we have recognized subscription revenue, whether directly or through a third party, from a direct-to- consumer platform; (ii) a wholesale subscription to discovery+, HBO, HBO Max, Max, or a Premium Sports Product for which we have recognized subscription revenue from a fixed-fee arrangement with a third party and where the individual user has activated their subscription; (iii) a wholesale subscription to discovery+, HBO, HBO Max, Max, or a Premium Sports Product for which we have recognized subscription revenue on a per subscriber basis; (iv) a retail or wholesale subscription to an independently-branded, regional product sold on a stand-alone basis that includes discovery+, HBO, HBO Max, Max, and/or a Premium Sports Product, for which we have recognized subscription revenue (as per (i) –(iii) above); and (v) users on free trials who convert to a subscription for which we have recognized subscription revenue within the first seven days of the calendar month immediately following the month in which their free trial expires. The Company defines a “Premium Sports Product” as a strategically prioritized, sports-focused product sold on a stand- alone basis and made available directly to consumers. The current “independently-branded, regional products” referred to in (iv) above consist of TVN/Player and BluTV. We may refer to the aggregate number of Core DTC Subscriptions as “subscribers”. The reported number of “subscribers” included herein and the definition of “DTC Subscription” as used herein excludes: (i) individuals who subscribe to DTC products, other than discovery+, HBO, HBO Max, Max, a Premium Sports Product, and independently-branded, regional products (currently consisting of TVN/ Player and BluTV), that may be offered by us or by certain joint venture partners or affiliated parties from time to time; (ii) a limited number of international discovery+ subscribers that are part of non-strategic partnerships or short-term arrangements as may be identified by the Company from time to time; (iii) domestic and international Cinemax subscribers, and international basic HBO subscribers; and (iv) users on free trials except for those users on free trial that convert to a DTC Subscription within the first seven days of the next month as noted above. Domestic subscriber - We define a Domestic subscriber as a subscription based either in the United States of America or Canada. International subscriber - We define an International subscriber as a subscription based outside of the United States of America or Canada. (7) ARPU: The Company defines DTC Average Revenue Per User ("ARPU") as total subscription revenue plus net advertising revenue for the period divided by the daily average number of paying subscribers for the period. Where daily values are not available, the sum of beginning of period and end of period divided by two is used. Excluded from the ARPU calculation are: (i) Revenue and subscribers for DTC products, other than discovery+, HBO, HBO Max, Max, a Premium Sports Product, and independently-branded, regional products (currently consisting of TVN/Player and BluTV), that may be offered by us or by certain joint venture partners or affiliated parties from time to time; (ii) A limited amount of international discovery+ revenue and subscribers that are part of non-strategic partnerships or short-term arrangements as may be identified by the Company from time to time; (iii) Cinemax, Max/HBO hotel and bulk institution (i.e., subscribers billed on a bulk basis), and international basic HBO revenue and subscribers; and (iv) Users on free trials who convert to a subscription for which we have recognized subscription revenue within the first seven days of the calendar month immediately following the month in which their free trial expires. (8) Source: Eurosport press release dated December 4, 2023 (https://www.eurosport.com/football/premier-league/2023-2024/tnt-sports-extends-uk-premier- league-rights-until-2029_sto9909497/story.shtml). (9) Source: Warner Bros. Discovery Sports press release dated November 29, 2023 (https://press.wbd.com/us/media-release/ NASCAR_Returns_to_TNT_Sports?language_content_entity=en).. (10) Source: Nielsen, 4Q23 (9/25/23-12/31/23), Live+3 program-based data (000)s, Primetime, Ad-supported cable, Ranks: excl. breakouts and nets with less than 35% duration per day. (11) Revenue Excluding Exit From AT&T SportsNet Business: The Company defines revenues excluding the exit from the AT&T SportsNet business as total revenues less revenues from the AT&T SportsNet business. The Company may exclude revenues from the AT&T SportsNet business at the consolidated level, segment level, or both. The Company believes this measure is relevant to investors because it allows them to analyze our operating performance on businesses that the Company continues to operate on an ongoing basis. (12) Operating Expenses Excluding Exit From AT&T SportsNet Business: The Company defines operating expenses excluding the exit from the AT&T SportsNet business as total operating expenses less operating expenses from the AT&T SportsNet business. The Company may exclude revenues from the AT&T SportsNet business at the consolidated level, segment level, or both. The Company believes this measure is relevant to investors because it allows them to analyze our operating performance on businesses that the Company continues to operate on an ongoing basis. 15 Definitions and Sources for Warner Bros. Discovery, Inc. Continued Q4 and Full-Year 2023 Earnings Press Release | February 23, 2024

16 Definitions and Sources for Warner Bros. Discovery, Inc. Continued (13) Pro Forma Combined Financial Information: The unaudited pro forma combined financial information in this press release presents the combined results of the Company and the WarnerMedia business as if the transaction whereby the Company acquired the WarnerMedia business (the "Merger") had been completed on January 1, 2021. Management believes reviewing our actual operating results in addition to pro forma combined results is useful in identifying trends in, or reaching conclusions regarding, the overall operating performance of our businesses. Our Networks, DTC, Studios, Corporate, and Inter-segment eliminations pro forma combined financial information is based on historical operating results and includes adjustments in accordance with Article 11 of Regulation S-X to illustrate the effects of the Merger as if it had occurred on January 1, 2021. The unaudited pro forma financial information is presented for informational purposes and is not indicative of the results of operations that would have been achieved if the Merger had occurred on January 1, 2021, nor is it indicative of future results. The unaudited pro forma combined financial information includes, where applicable, adjustments for (i) additional costs of revenues from the fair value step-up of film and television library, (ii) additional amortization expense related to acquired intangible assets, (iii) additional depreciation expense from the fair value of property and equipment, (iv) transaction costs and other one-time non-recurring costs, (v) additional interest expense for borrowings related to the Merger and amortization associated with fair value adjustments of debt assumed, (vi) changes to align accounting policies, (vii) elimination of intercompany activity, and (viii) associated tax-related impacts of adjustments. These pro forma adjustments are based on available information as of the date hereof and upon assumptions that the Company believes are reasonable to reflect the impact of the Merger with the WarnerMedia business on the Company's historical financial information on a supplemental pro forma basis. Adjustments do not include costs related to integration activities, cost savings or synergies that have been or may be achieved by the combined business. We may refer to total company results (ex. Revenues, Adj. EBITDA) as "combined basis". For historical pro forma financial information including segment level detail and reconciliations of non-GAAP metrics to their GAAP equivalent, please refer to the Trending Schedules and Non-GAAP Reconciliations posted in the "Quarterly Results" section of the Company's investor relations website (https://ir.wbd.com). (14) 2024 outlook: Warner Bros. Discovery is not able to provide a reconciliation of the non-GAAP forward-looking commentary to comparable GAAP measures as, at this time, the Company cannot determine the occurrence or impact of the adjustments, such as the effect of future changes in foreign currency exchange rates or future acquisitions or divestitures that would be excluded from such GAAP measures. Accordingly, the Company is relying on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K to exclude these reconciliations. Source: Warner Bros. Discovery, Inc. Q4 and Full-Year 2023 Earnings Press Release | February 23, 2024